UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2005

Modtech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25161	33-0825386
(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of Principal Executive Offices)	(Zip Code)

(951) 943-4014

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On April 11, 2005, KPMG LLP (“KPMG”) advised Modtech Holdings, Inc. (the “Company”) that it will not stand for reelection as the Company’s independent registered public accounting firm following completion of its audit of the Company’s consolidated financial statements for the year ended December 31, 2004, and management’s assessment of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004. The Audit Committee has begun the process of selecting a new independent registered public accounting firm, but has not yet engaged a firm to serve in that role.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2002 and 2003 and the subsequent interim period through April 11, 2005, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements .

During the years ended December 31, 2002 and 2003 and through April 11, 2005, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K except that in connection with KPMG’s audit of the Company’s consolidated financial statements for the year ended December 31, 2004, and management’s assessment of internal control over financial reporting as of December 31, 2004, the Company was advised by KPMG that material weaknesses exist relating to the Company’s internal control over financial reporting.

Through April 11, 2005, KPMG advised us of the following material weaknesses:

Inventory – Certain controls over the valuation and existence of inventory did not exist or were not operating effectively.

Financial Close and Reporting – Certain management review controls over accrual balances, journal entries and change management did not exist or were not operating effectively.

Income Tax – Certain management review controls relating to the income tax provision and schedule of deferred taxes were not operating effectively.

Revenue Recognition – Certain management review controls relating to contract accounting did not exist or were not operating effectively.

As a result of these material weaknesses, we will not be able to conclude in our management report that our internal control over financial reporting was effective as of the end of the period covered by the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Additionally, as a result of the above material weaknesses, we expect that our independent registered public accountants will issue an adverse opinion with respect to the effectiveness of our internal control over financial reporting. As we and our independent registered public accountants are still evaluating the effectiveness of our internal control over financial reporting, there can be no assurance that additional deficiencies will not be identified and that any such deficiencies either alone or in combination with others, will not be considered additional material weaknesses.

The Company provided KPMG with a copy of the statements contained in this Current Report on Form 8-K and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with such statements, and, if not, stating in which respects it does not agree.

A copy of KPMG’s letter is filed as Exhibit 16.1 to this Current Report.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

16.1	Copy of KPMG letter to Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2005

Modtech Holdings, Inc.

by:	/s/ Dennis L. Shogren
Dennis L. Shogren
Chief Financial Officer